Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-258255 and 333-240119) and on Form S-8 (Nos. 333-234291 and 333-197677) of Graphic Packaging Holding Company of our report dated February 22, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Atlanta, Georgia
February 22, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-240119) of Graphic Packaging Holding Company,
(2) Registration Statement (Form S-3 No. 333-258255) of Graphic Packaging Holding Company and Graphic Packaging International, LLC
(3) Registration Statement (Form S-8 No. 333-234291) of Graphic Packaging Holding Company, and
(4) Registration Statement (Form S-8 No. 333-197677) of Graphic Packaging Holding Company pertaining to the Employees’ Savings Plan of Graphic Packaging Holding Company;

of our report dated February 10, 2020, with respect to the consolidated financial statements of Graphic Packaging Holding Company included in this Annual Report (Form 10-K) of Graphic Packaging Holding Company for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Atlanta, Georgia
February 22, 2022